Exhibit 99.1

Banks of the Chesapeake, Inc.

Stock Order Form

Stock Information Center Chesapeake Bank 2001 East Joppa Road Towson, MD 21234 (410)	Expiration Date for Stock Order Forms: , 2003 12:00 Noon, Eastern Time, Unless Extended

IMPORTANT—PLEASE NOTE:    A properly completed original stock order form must be used to subscribe for common shares. Faxes or copies of this form will  not be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this Form.

(1) Number of Shares	Subscription Price	(2) Total Payment Due

	X $10.00 =	$

(3)  Employee/Office/Director Information

Check here if you are a director, officer or employee of Chesapeake Bank or a member of such person’s immediate family.

(4)  Method of Payment/Check

Enclosed is a personal check, bank draft or money order made payable to Banks of the Chesapeake, Inc. in the amount of:	$

NO WIRE TRANSFERS WILL BE ACCEPTED.

(5)  Method of Payment/Withdrawal

The undersigned authorizes withdrawal from the following account(s) at Chesapeake Bank . There is no penalty for early withdrawal for purposes of this payment.

Account Number(s)	Withdrawal Amount(s)

$

$

$

Total Withdrawal amount	$

(6)  Purchase Information

a.	Eligible Accounts Holder — Check here if you were a depositor of at least

$50.00 at Chesapeake Bank on December 31, 2000. Enter information below for all deposit accounts that you had at Chesapeake Bank on December 31, 2000.

b.	Supplemental Eligible Account Holder — Check here if you were a depositor of at least $50.00 at Chesapeake Bank on (date), 2003 but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Chesapeake Bank on (date), 2003.

c.	Other Members — Check here if you were a depositor as of (date),

2003 but not an Eligible Account Holder or a Supplemental Eligible Account Holder.

d.	Local Community Resident — Check here if you are a resident of Baltimore

City or the counties of Anne Arundel, Baltimore, Carroll, Frederick, Harford and Howard, Maryland.

•  These account numbers correspond to the preprinted account name(s) and ownership in the top left hand corner of this form.

•  These may not be all of your qualifying accounts. Other account ownerships may be listed on separate proxy and/or stock order forms.

ACCOUNT INFORMATION

•  You must list in the box to the right any account numbers from other stock order forms you have received in the mail and any other accounts that you have, or have had ownership in, at Chesapeake Bank.

• If you do not list all of your accounts, you may not receive all of the shares that you are eligible for.

Account Title (Names on Accounts)	Account Number(s)

(7)  Stock Registration/Form of Stock Ownership (stock must be registered in the name of an Account Holder)

Individual	Joint Tenants	Tenants in Common	Fiduciary (Under Agreement Dated ,	)

Individual Retirement Account (IRA)	Corporation or Partnership	Uniform Transfer to Minors Act	Other

(8) Name(s) in which shares are to be registered (Please print clearly)		Social Security # or Tax ID

Name(s) continued		Telephone (Daytime)

Street Address	City	State	Zip Code

(9)  NASD Affiliation

Check here if you are a member of the National Association of Securities Dealers, Inc., a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD’s Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.

(10)  Associate—Acting in concert

Check here and complete the reverse side of this Form, if you or any Associate (as defined on the reverse side of this Form) or persons Acting in Concert (as defined on the reverse side of this Form) with you have submitted other orders for shares in the Subscription Offering and/or the Community Offering.

(11)  Acknowledgment

To be effective, this fully completed Stock Order Form and Form of Certification must be actually received by Chesapeake Bank of Maryland, no later than 12:00 Noon, Eastern Time, on (date), 2003, unless extended. Otherwise this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the executed Form of Certification and the required payment or withdrawal authorization, may be delivered to Chesapeake Bank or may be mailed to the address indicated on the enclosed business reply envelope.

It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion of Chesapeake Bank and the accompanying Prospectus. If the Plan of Conversion is not approved by the members of Chesapeake Bank at a Special Meeting to be held on (date), 2003, or any adjournment thereof, all orders will be cancelled and funds received as payment, with accrued interest, will be returned promptly.

The undersigned agrees that after receipt by Chesapeake Bank, this Stock Order Form may not be modified, withdrawn or cancelled without Chesapeake Bank’s consent, and if authorization to withdraw from deposit accounts at Chesapeake Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I certify that the Social Security or Tax ID Number and the other information provided in this Stock Order Form are true, correct and complete and that I am not subject to back-up withholding.

Potential purchasers warrant that they are purchasing only for their own account and that there is no agreement or understanding regarding the transfer of the subscription rights or the sale or transfer of the shares. The Plan of Conversion prohibits any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. Chesapeake Bank and the Banks of the Chesapeake, Inc. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known to them to involve such transfer. Subscription rights are not transferable, and persons with subscription rights may not subscribe for shares for the benefit of any other person. If you violate this prohibition, you may lose your rights to purchase shares and may face criminal prosecution and/or other sanctions. I acknowledge that the shares of common stock offered are not savings or deposit accounts and are not insured by the Savings Association Insurance Fund, the Bank Insurance Fund, the Federal Deposit Insurance Corporation, or any other government agency, may lose value and are not guaranteed by the Banks of the Chesapeake, Inc. I further acknowledge receipt of the Prospectus at least 48 hours prior to delivery of this Stock Order Form to Chesapeake Bank.

A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED TWICE: BELOW AND ON THE FORM OF CERTIFICATION ON THE REVERSE HEREOF. Date Received

Signature Date	Signature Date	OFFICE USE

A SIGNED FORM OF CERTIFICATION MUST ACCOMPANY ALL STOCK ORDER FORMS (SEE REVERSE SIDE)		Batch #	Order #

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Item (6)a, b—(continued)

Account Title (Names on Accounts)	Account Number(s)

Item (10)—(continued)

List below all other orders submitted by you or your Associates (as defined) or by persons Acting in Concert (as defined) with you.

Name(s) listed on other Stock Order Forms	Number of Shares Ordered

“Associate” when used to indicate a relationship with any person is defined as (i) any corporation or organization (other than the Banks of the Chesapeake, Inc., Chesapeake Bank, or any majority-owned subsidiary thereof), of which such person is an officer, director or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of the corporation or organization, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which person serves as a trustee or in a similar fiduciary capacity and (iii) any relative or spouse of such person or any relative of such spouse, who has the same home as such person or who is a director or officer of Chesapeake Bank, the Banks of the Chesapeake, Inc. or any subsidiary of the Banks of the Chesapeake, Inc. or any affiliate thereof; provided, however, that any tax-qualified or non-tax-qualified employee plan shall not be deemed to be an associate of any director or officer of the Banks of the Chesapeake, Inc. or Chesapeake Bank.
“Acting in Concert” is defined as (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement or understanding; (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company which acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

A valid stock order form must be signed and dated below and on the front of this form.
FORM OF CERTIFICATION
I/WE ACKNOWLEDGE THAT THE COMMON SHARES OF THE BANKS OF THE CHESAPEAKE, INC. ARE NOT DEPOSIT OR SAVINGS ACCOUNTS AND ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY THE BANKS OF THE CHESAPEAKE, INC., CHESAPEAKE BANK OR BY THE FEDERAL GOVERNMENT. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS.

If anyone asserts that the common shares are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Stock Information Center at (410)                     .

I/We further certify that, before purchasing the common shares, par value of $0.01 per share, of THE BANKS OF THE CHESAPEAKE, INC., the proposed holding company for CHESAPEAKE BANK, I/we received a Prospectus dated (date), 2003 which contains disclosure concerning the nature of the common shares being offered and describes the following risks involved in the investment under the heading “RISK FACTORS” beginning on page          of the Prospectus.

1.
Because A Significant Portion Of Our Loan Portfolio Consists Of Commercial Real Estate, Land Acquisition, Development and Construction Loans And Consumer Loans, Our Portfolio Carries A Higher Degree Of Risk Than Would A Portfolio Comprised Primarily Of Residential Mortgage Loans.

2.	If Our Allowance For Loan Losses Is Not Sufficient To Cover Actual Loan Losses, Our Earnings Could Decrease.

3.
Because Chesapeake Bank Of Maryland Currently Serves A Limited Market Area, We Could Be More Adversely Affected By An Economic Downturn In Our Market Area Than Our Larger Competitors Which Are More Geographically Diverse.

4.	We Depend Heavily On Our Key Personnel, Including R. Thomas Jefferson, And Our Business Could Suffer If Something Were To Happen To Mr. Jefferson Or If He Were To Leave.

5.	Our Return On Equity Will Be Low Compared To Other Financial Institutions. This Could Negatively Affect The Trading Price Of Our Common Stock.

6.	Our Expansion Strategy May Not Be Successful.

7.	Our Stock Value May Suffer From Anti-Takeover Provisions That May Impede Potential Takeovers.

8.	Management’s Ownership Of Common Stock May Impede Takeovers.

9.	Our Proposed Employee Benefit Plans Will Increase Our Costs.

10.	Our Proposed Employee Stock Benefit Plans May Dilute Your Ownership Interest.

11.	An Increase In The Offering Range Would Dilute Your Ownership Interest.

12.	Our Valuation Is Not Indicative Of The Future Price Of Our Common Stock.

13.	You May Not Be Able To Sell Your Shares When You Desire, Or For $10.00 Or More Per Share.

14.	Government Regulation Might Negatively Impact Our Operating Results.

15.	We Face Strong Competition In The Baltimore Metropolitan Area Which Could Adversely Affect Our Growth And Operating Results.

16.	Our Management Will Have Broad Discretion In Allocating The Net Proceeds From The Offering And May Not Allocate the Proceeds In The Most Profitable Manner.

Signature	Name (Please Print)	Date

Signature	Name (Please Print)	Date

Subscription Rights

Special Notice

Any transfer of, or attempt to transfer, a subscription right to any other person is illegal and subject to civil fines and/or penalties and even criminal fines and/or penalties. Chesapeake Bank of Maryland intends to prosecute vigorously any transfer of, or attempt to transfer, subscription rights that come to its attention.

If you are contacted by anyone offering to give you money to buy stock in exchange for transferring the stock to them later, share in any way proceeds upon the sale of the stock, or transfer your subscription rights in any other way, please call us immediately at (410)                         .

[Banks of the Chesapeake, Inc. Logo]

Stock Order Form Instructions

Item 1—

•	Fill in the number of shares that you wish to purchase.
•	The minimum order is 25 shares. The maximum order by (i) any person or entity or (ii) persons or entities exercising rights through a single account is 10,000 shares ($100,000). In addition, no person or entity, or group of persons Acting in Concert (as defined in the Prospectus and on the back of the Stock Order Form), together with any Associates (as defined in the Prospectus and on the back of the Stock Order Form), may subscribe for more than 20,000 shares ($200,000) of an Eligible Account Holder, Supplemental Eligible Account Holder or other Member, or 10,000 Shares ($100,000) if a Local Community Resident. The applicable purchase limitations are described in more detail in the Prospectus.
•	Banks of the Chesapeake, Inc. and Chesapeake Bank of Maryland have the right to reject the order of any subscriber who (i) submits false or misleading information on a Stock Order Form or otherwise, (ii) attempts to purchase shares in violation of the Plan of Conversion or applicable law or (iii) fails to cooperate with attempts to verify information with respect to purchase rights.

Item 2—

•	Multiply the shares ordered by $10.00 per share.

Item 3—

•	Check the box if you are a director, officer or employee of Chesapeake Bank or are a member of such person’s immediate family.

Item 4—

•	You can pay for shares in cash (if delivered by you in person) or by personal check, bank draft or money order made payable to Banks of the Chesapeake, Inc.
•	Funds earn interest at the current Chesapeake Bank passbook rate until the Offering is completed or terminated.
•	Do not mail cash to purchase stock.
•	Wire transfers will not be accepted as payment.

Item 5—

•	If you plan to pay for your order by a withdrawal from an Chesapeake Bank deposit account, list the account number(s) and the amount of withdrawal for each account.
•	Your order will be returned if, on the date your order is received, the accounts designated do not contain sufficient funds to complete your purchase.
•	There is no penalty for early withdrawals to pay for stock purchases.

Item 6—

•	Please check the appropriate box to tell us when you were a depositor of at least $50.00 at Chesapeake Bank.
•	The preprinted account numbers correspond to the preprinted qualifying account registration name and address at the top of the order form.
•	These may not be all of your qualifying accounts.
•	You must make sure that every account you have ownership in or have had ownership in at Chesapeake Bank is listed.
•	If you do not list all of your accounts, you may not receive all of the shares you are eligible for.

Item 7—

•	Please consult the Stock Ownership Guide on the back for help with these sections.

Item 8—

•	The name and address for the stock registration should be the same as the name and address in the preprinted section at the top of your stock order form.

Item 9—

•	Please check the box if you are a member of the NASD or if this item otherwise applies to you.

Item 10—

•	Please check this box if any of your Associates or persons Acting in Concert with you (as defined on the back of the Stock Order Form) have submitted other orders for shares.

Item 11—

•	Please sign and date the Stock Order Form where indicated.
•	Review the Stock Order Form carefully, including the Acknowledgment, before you sign.
•	An additional signature is required only when payment is authorized from a deposit account that requires multiple signatures to withdraw funds.
•	If you have any remaining questions, or for assistance in completing your Stock Order Form, please call the Stock Information Center at (410) .

Stock Ownership Guide

If you decide to subscribe for common shares, you will need to register your common shares in one of the following ways. Please consult this guide when completing Items 7 and 8 of your Stock Order Form.

Individual
•	Include the first name, middle initial and last name of the shareholder.
•	Avoid the use of two initials.
•	Omit titles such as “Mr.” “Mrs.” or “Dr.”

Joint Tenants
•	Joint Tenant can be used to identify two or more owners.
•	When stock is held by joint tenants, ownership passes automatically to the surviving joint tenant(s) upon the death of any joint tenant.
•	All parties must agree to the transfer or sale of shares held by joint tenants.
•	In order to subscribe as joint tenants, all tenants must appear together on an eligible joint tenant account at Chesapeake Bank of Maryland.

Tenants in Common
•	Tenants in common may be used to identify two or more owners.
•	When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock is held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant.
•	All parties must agree to the transfer or sale of shares held by tenants in common.
•	In order to subscribe as tenants in common, all tenants must appear together on an eligible tenants in common account at Chesapeake Bank of Maryland.

Uniform Transfer to Minors
•	Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Acts of each state.
•	There may be only one custodian and one minor designated on a stock certificate.
•	Example, shares held by John Doe as custodian for Susan Doe under the Maryland Uniform Transfer to Minors Act will be abbreviated: John Doe, CUST Susan Doe UTMA, MD.
•	Use the minor’s social security number.

Fiduciaries
Information provided with respect to shares to be held in a fiduciary capacity must contain the following:
•
The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title. If an individual and a corporation, list the corporation before the individual.

•	The fiduciary capacity, such as administrator, executor, trustee, committee, etc.
•	The date of the document governing the relationship.
•	The name of the maker, donor or testator and the name of the beneficiary.
•	An example of fiduciary ownership in the case of a trust is:
John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.